Exhibit 21.1
Subsidiaries of Bowman Consulting Group Ltd.

Blankinship & Associates, Inc.
Jurisdiction of Incorporation: California

Bowman Consulting Mexico Sociedad de Responsabilidad Limitada de Capital Variable
Jurisdiction of Incorporation: Mexico

Bowman Empire State, Ltd.
Jurisdiction of Incorporation: New York

Bowman Fire & Life Safety, Inc
Jurisdiction of Incorporation: Georgia

Bowman Gulf Coast LLC
Jurisdiction of Organization: Florida

Bowman Holding Inc.
Jurisdiction of Incorporation:  Virginia

Bowman Infrastructure Engineers Ltd.
Jurisdiction of Incorporation:  California

Bowman North Carolina Ltd.
Jurisdiction of Incorporation: North Carolina

Bowman Realty Consultants. LLC
Jurisdiction of Organization: Florida

Hess-Rountree, Inc.
Jurisdiction of Incorporation: Arizona

High Mesa, a Bowman Company
Jurisdiction of Incorporation: New Mexico

McMahon Associates, Inc.
Jurisdiction of Incorporation: Pennsylvania

Project Design Consultants, LLC
Jurisdiction of Organization: California

Richter & Associates, A Bowman Company LLC

Jurisdiction of Organization: Maryland

RPT Alliance LLC
    Jurisdiction of Organization : Texas

Speece Lewis Engineers, LLC
Jurisdiction of Organization: Nebraska

Surdex Corporation
Jurisdiction of Incorporation: Missouri
.